STAR SELECT FUNDS AMENDMENT NO. 1
                       AMENDED AND RESTATED AGREEMENT AND
                              DECLARATION OF TRUST
--------------------------------------------------------------------------------



         1. Pursuant to Section 4.1 of the Amended and Restated Agreement and Declaration of Trust, and effective upon execution of this document, the undersigned, being a majority of the Trustees of Star Select Funds (the "Trust"), hereby:

                           a. establish two new classes of the Star Select REIT-Plus Fund (the "Fund");

                           b.       designate such classes "Class B" and "Class
                                    C"; and

                           c. redesignate and reclassify the issued and outstanding shares of the Fund as Class C shares.

         2. The relative rights and preferences of the Class B and Class C shares of the Fund shall be those rights and preferences set forth in Section 4.2 of the Declaration of Trust.

         3. This document shall have the status of an Amendment to the Declaration of Trust.




/s/                                                  /s/
Timothy L. Ashburn                                   Daniel J. Condon



/s/                                                  /s/
Philip L. Conover                                    David E. LaBelle



/s/
Jack R. Orben


Dated:  February 25, 1998